Exhibit 5.1

Jonathan D. Leinwand, P.A.	20801 Biscayne Blvd. Suite 403 Aventura, FL 33180 Main: (786) 923-5946 Tel: (954) 903-7856 Fax: (954) 252-4265
E-mail: jonathan@jdlpa.com

March 22, 2011

Electric Tractor Corp.
3325 North Service Rd.
Unit 105
Burlington, ON

RE:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Electric Tractor Corp., a Wyoming corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to 1,048,743 shares of Common Stock to be sold by the selling stockholders (the “Selling Stockholders”) (collectively, the “Shares”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Articles of Incorporation of the Company and the amendment thereto, as filed with the Secretary of State of the State of Wyoming, the Bylaws of the Company, and the minutes of the meetings of the stockholders and the board of directors of the Company as provided to us by the Company, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Wyoming Business Corporations Act. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very Truly Yours,

JONATHAN D. LEINWAND, P.A.

/s/ Jonathan D. Leinwand, P.A.